Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Duos Technologies Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	457(0)		(1)		(1)		(1)
Fees to be Paid	Equity	Preferred Stock, $0.001 par value per share	457(0)		(1)		(1)		(1)
Fees to be Paid	Debt	Debt Securities	457(0)		(1)		(1)		(1)
Fees to be Paid	Other	Warrants	457(0)		(1)		(1)		(1)
Fees to be Paid	Other	Rights	457(0)		(1)		(1)		(1)
Fees to be Paid	Other	Units	457(0)		(1)		(1)		(1)
Fees to be Paid	Unallocated (universal Shelf)	(1)	457(0)		(1)		(1)	$7,505,518		0.00015310	$1,149.10
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-		-		-	-
		Total Offering Amounts						$7,505,518			$1,149.10
		Total Fees Previously Paid									-
		Total Fee Offset									-
		Net Fee Due									$1,149.10

(1)	The registrant previously registered the offer and sale of certain securities, including its common stock, par value $0.001 per share (the “Common Stock”), preferred stock, par value $0.001 per share (the “Preferred Stock”), debt securities, warrants to purchase Common Stock, Preferred Stock and/or other securities, rights to purchase shares of Common Stock, Preferred Stock and/or other securities and units of any combination of other securities having a proposed maximum aggregate offering price of $50,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-272603) (the “Initial Registration Statement”), which was initially filed on June 12, 2023 and, as amended, declared effective by the Securities and Exchange Commission on June 21, 2023. As of the date hereof, $37,527,593 of such securities remains unsold under the Initial Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction IV(A) of Form S-3, the registrant is hereby registering the offer and sale of an additional $7,505,518 aggregate maximum amount of its securities. The additional amount of securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Initial Registration Statement.